Exhibit 99.1
Qualys Announces Fourth Quarter and Full Year 2023 Financial Results
2023 Revenue Growth of 13% Year-Over-Year
Q4 Revenue Growth of 10% Year-Over-Year
2023 GAAP EPS: $4.03; Non-GAAP EPS: $5.27
Q4 GAAP EPS: $1.08; Q4 Non-GAAP EPS: $1.40
Announces $200 Million Increase to Share Repurchase Program
FOSTER CITY, Calif., – February 7, 2024 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the fourth quarter ended December 31, 2023. For the quarter, the Company reported revenues of $144.6 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $40.6 million, non-GAAP net income of $52.8 million, Adjusted EBITDA of $65.8 million, GAAP net income per diluted share of $1.08, and non-GAAP net income per diluted share of $1.40.
"In 2023, we continued to execute against our strategic vision of helping organizations consolidate security tools on a natively integrated platform to measure, communicate, and eliminate cyber risk,” said Sumedh Thakar, president and CEO of Qualys. “Our financial results, growing scale, and increased module adoption demonstrate customers are starting to leverage the breadth and depth of the Qualys Enterprise TruRisk Platform to transform their security stack for transparent risk assessment, measurable business results, and lower TCO. Looking ahead, we believe we’re well positioned as the fundamental risk management platform for the future and remain committed to further advancing our position in the market with a balanced approach to growth and profitability.”
Fourth Quarter 2023 Financial Highlights
Revenues: Revenues for the fourth quarter of 2023 increased by 10% to $144.6 million compared to $130.8 million for the same quarter in 2022.
Gross Profit: GAAP gross profit for the fourth quarter of 2023 increased by 14% to $117.4 million compared to $103.1 million for the same quarter in 2022. GAAP gross margin was 81% for the fourth quarter of 2023 compared to 79% for the same quarter in 2022. Non-GAAP gross profit for the fourth quarter of 2023 increased by 14% to $120.2 million compared to $105.7 million for the same quarter in 2022. Non-GAAP gross margin was 83% for the fourth quarter of 2023 compared to 81% for the same quarter in 2022.
Operating Income: GAAP operating income for the fourth quarter of 2023 increased by 35% to $41.5 million compared to $30.7 million for the same quarter in 2022. As a percentage of revenues, GAAP operating income was 29% for the fourth quarter of 2023 compared to 23% for the same quarter in 2022. Non-GAAP operating income for the fourth quarter of 2023 increased by 28% to $60.8 million compared to $47.4 million for the same quarter in 2022. As a percentage of revenues, non-GAAP operating income was 42% for the fourth quarter of 2023 compared to 36% for the same quarter in 2022.
Net Income: GAAP net income for the fourth quarter of 2023 increased by 43% to $40.6 million, or $1.08 per diluted share, compared to $28.3 million, or $0.74 per diluted share, for the same quarter in 2022. As a percentage of revenues, GAAP net income was 28% for the fourth quarter of 2023 compared to 22% for the same quarter in 2022. Non-GAAP net income for the fourth quarter of 2023 was $52.8 million, or $1.40 per diluted share, compared to $38.9 million, or $1.01 per diluted share, for the same quarter in 2022. As a percentage of revenues, non-GAAP net income was 37% for the fourth quarter of 2023 compared to 30% for the same quarter in 2022.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2023 increased by 20% to $65.8 million compared to $55.1 million for the same quarter in 2022. As a percentage of revenues, Adjusted EBITDA was 46% for the fourth quarter of 2023 compared to 42% for the same quarter in 2022.

Operating Cash Flow: Operating cash flow for the fourth quarter of 2023 decreased by 23% to $33.8 million compared to $43.8 million for the same quarter in 2022. As a percentage of revenues, operating cash flow was 23% for the fourth quarter of 2023 compared to 34% for the same quarter in 2022.
Fourth Quarter 2023 Business Highlights
•Showcased the Company's innovation and leadership to more than 500 customers and partners at its annual Qualys Security Conference (QSC) in Orlando, Florida.
•Announced the results of a Return on Investment (ROI) study conducted by leading analyst firm IDC, which found organizations achieved $5.1M per year in benefits from leveraging Qualys and a three-year ROI of 403%.
•Qualys released small-to-medium sized business (SMBs) and small-to-medium enterprises (SMEs) offerings of Qualys' VMDR with TruRisk, Patch Management and Endpoint Detection and Response (EDR) for the AWS Marketplace.
Full Year 2023 Financial Highlights

Revenues: Revenues for 2023 increased by 13% to $554.5 million compared to $489.7 million for 2022.

Gross Profit: GAAP gross profit for 2023 increased by 16% to $447.0 million compared to $386.9 million for 2022. GAAP gross margin was 81% for 2023 compared to 79% in 2022. Non-GAAP gross profit increased by 15% to $457.3 million for 2023 compared to $397.6 million for 2022. Non-GAAP gross margin was 82% in 2023 compared to 81% in 2022.

Operating Income: GAAP operating income for 2023 was $163.1 million compared to $130.5 million for 2022. As a percentage of revenues, GAAP operating income was 29% for 2023 compared to 27% for 2022. Non-GAAP operating income for 2023 was $235.2 million compared to $189.6 million for 2022. As a percentage of revenues, non-GAAP operating income was 42% for 2023 compared to 39% for 2022.

Net Income: GAAP net income for 2023 increased by 40% to $151.6 million, or $4.03 per diluted share, compared to $108.0 million, or $2.74 per diluted share for 2022. As a percentage of revenues, GAAP net income was 27% for 2023 compared to 22% for 2022. Non-GAAP net income for 2023 was $198.1 million, or $5.27 per diluted share, compared to non-GAAP net income of $146.5 million, or $3.72 per diluted share for 2022. As a percentage of revenues, non-GAAP net income was 36% for 2023 compared to 30% for 2022.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2023 increased by 19% to $259.1 million compared to $218.6 million for 2022. As a percentage of revenues, Adjusted EBITDA was 47% for 2023 compared to 45% for 2022.

Operating Cash Flow: Operating cash flow for 2023 was $244.6 million compared to $198.9 million for 2022. As a percentage of revenues, operating cash flow was 44% for 2023 compared to 41% for 2022.
Full Year 2023 Business Highlights
Market Recognition
•Qualys’ VMDR was recognized by SC Awards Europe as the best vulnerability management solution, and peer review site G2 named Qualys’ VMDR the top Risk-based vulnerability product in its summer 2023 G2 Grid Report.
•CRN recognized Qualys as a leader in its 2023 Cloud 100 list for relentless innovation in cloud-based technology development.
•The Qualys Threat Research Unit (TRU) has received prestigious Pwnie award nominations for work on RenderDoc, marking the fifth consecutive year of recognition for their exceptional contributions to cybersecurity research.

Products & Features
•Unveiled the Qualys Enterprise TruRisk Management platform to provide a unified view of cyber risk, empowering customers to bring security and vulnerability findings from third-party security solutions into the Qualys platform.
•Unified Cloud Workload Protection (CWP), Cloud Security Posture Management (CSPM), Cloud Detection and Response (CDR), Infrastructure as Code (IaC), and Container Security and brought an organically integrated agent and agentless TotalCloud Cloud Native Application Protection Platform (CNAPP) solution to market.
•Introduced GovCloud, a FedRAMP Ready (High Impact Level) vulnerability and patch management platform that comprehensively meets Executive Orders and National Institute of Standards and Technology (NIST) compliance and helps federal agencies improve their security posture.
•Harnessed technology from our acquisition of Blue Hexagon and extended our cloud-scale deep learning Artificial Intelligence (AI) to discover and identify relationships and patterns within our own highly integrated data lake that are invisible and undetectable in traditional signature-based solutions.
•Introduced Qualys' First-Party Software Risk Management, to enable application security teams to detect, prioritize and remediate vulnerabilities within company-developed software and embedded open-source components.
Business Developments
•The inaugural Qualys Environmental, Social and Governance (ESG) report was launched to showcase the company's robust adherence to responsible business practices and sustainable operations.
•The relationship between Qualys and Cowbell was expanded as Cowbell added Qualys’ External Attack Surface Management (EASM) real-time intelligence feed to access clients’ risk posture.
•Expanded Qualys VMDR offering with new packages for small enterprises and small/medium businesses to offer simple, easy-to-deploy, all-inclusive security solutions to manage, remediate and protect against cyber threats and reduce risk.
•Launched Qualys' inaugural 2023 TruRisk Research Report, offering a reliable resource for security practitioners seeking data-driven, real-world, and actionable perspectives on vulnerabilities and trends critical to organizations across all industries and sizes.
•Mazars integrated Qualys' cybersecurity solutions into its Cybersecurity Managed Services offering to empower customers with unprecedented insights into their risk postures with integrated vulnerability detection, prioritization and remediation capabilities.
•Demonstrated the company’s cutting-edge innovation and industry leadership to over 1,000 participants during the Qualys Security Conferences held throughout the year in Orlando, Florida, London and Munich.
•Launched a virtual thought leadership Cyber Risk Series holding three events in 2023 with more than 3,500 attendees offering insightful content on PCI DSS and compliance, reducing risk and attack surface management.
Financial Performance Outlook
Based on information as of today, February 7, 2024, Qualys is issuing the following financial guidance for the first quarter and full year fiscal 2024. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
First Quarter 2024 Guidance: Management expects revenues for the first quarter of 2024 to be in the range of $144.5 million to $146.5 million, representing 11% to 12% growth over the same quarter in 2023. GAAP net income per diluted share is expected to be in the range of $0.84 to $0.92, which assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $1.27 to $1.35, which assumes a non-GAAP effective income tax rate of 21%. First quarter 2024 net income per diluted share estimates are based on approximately 37.9 million weighted average diluted shares outstanding for the quarter.
Full Year 2024 Guidance: Management expects revenues for the full year of 2024 to be in the range of $600.0 million to $610.0 million, representing 8% to 10% growth over 2023. GAAP net income per diluted share is expected to be in the range of $3.11 to $3.43. This assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $4.95 to $5.27. This assumes a non-GAAP effective income tax rate of 21%. Full year 2024 net income per diluted share estimates are based on approximately 37.9 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the first quarter and full year 2024 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2024. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2023 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, February 7, 2024. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.
Investor Contact
Blair King
Vice President, Investor Relations and Corporate Development
(650) 801-6299
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; statements regarding our share repurchase program; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2024; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the first quarter and full year 2024. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2024 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$144,570	$130,849	$554,458	$489,723
Cost of revenues (1)	27,130	27,748	107,485	102,788
Gross profit	117,440	103,101	446,973	386,935
Operating expenses:
Research and development (1)	27,471	27,810	110,472	101,186
Sales and marketing (1)	31,941	28,302	111,691	97,221
General and administrative (1)	16,559	16,316	61,741	57,981
Total operating expenses	75,971	72,428	283,904	256,388
Income from operations	41,469	30,673	163,069	130,547
Other income (expense), net:
Interest income	5,563	2,266	16,905	5,191
Other income (expense), net	560	1,458	(1,323)	(2,038)
Total other income, net	6,123	3,724	15,582	3,153
Income before income taxes	47,592	34,397	178,651	133,700
Income tax provision	6,999	6,071	27,056	25,708
Net income	$40,593	$28,326	$151,595	$107,992
Net income per share:
Basic	$1.10	$0.75	$4.11	$2.81
Diluted	$1.08	$0.74	$4.03	$2.74
Weighted average shares used in computing net income per share:
Basic	36,845	37,781	36,879	38,453
Diluted	37,748	38,480	37,602	39,344
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,045	$1,567	$7,300	$5,305
Research and development	5,357	4,521	21,091	14,585
Sales and marketing	3,654	3,007	12,234	9,837
General and administrative	7,463	6,456	28,454	23,681
Total stock-based compensation, net of amounts capitalized	$18,519	$15,551	$69,079	$53,408

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$203,665	$173,719
Restricted cash	1,500	—
Short-term marketable securities	221,893	147,608
Accounts receivable, net	146,226	121,795
Prepaid expenses and other current assets	26,714	30,216
Total current assets	599,998	473,338
Long-term marketable securities	56,644	59,206
Property and equipment, net	32,599	47,428
Operating leases - right of use asset	22,391	33,752
Deferred tax assets, net	62,761	45,412
Intangible assets, net	9,715	12,801
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	2,700
Other noncurrent assets	19,863	18,857
Total assets	$812,618	$700,941
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$988	$2,808
Accrued liabilities	43,096	42,592
Deferred revenues, current	333,267	293,728
Operating lease liabilities, current	11,857	13,060
Total current liabilities	389,208	352,188
Deferred revenues, noncurrent	31,671	23,490
Operating lease liabilities, noncurrent	16,885	29,121
Other noncurrent liabilities	6,680	7,013
Total liabilities	444,444	411,812
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	597,921	512,486
Accumulated other comprehensive loss	(1,704)	(1,947)
Accumulated deficit	(228,080)	(221,447)
Total stockholders’ equity	368,174	289,129
Total liabilities and stockholders’ equity	$812,618	$700,941

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flow from operating activities:
Net income	$151,595	$107,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	26,991	34,622
Provision for credit losses	547	590
Loss on disposal of property and equipment	—	6
Loss on non-marketable securities	533	—
Stock-based compensation, net of amounts capitalized	69,079	53,408
Amortization (accretion) of premiums (discount) on marketable securities, net	(5,712)	833
Deferred income taxes	(16,636)	(20,251)
Changes in operating assets and liabilities:
Accounts receivable	(24,978)	(13,387)
Prepaid expenses and other assets	(3,407)	3,878
Accounts payable	(1,578)	2,107
Accrued liabilities and other noncurrent liabilities	451	3,867
Deferred revenues	47,720	25,189
Net cash provided by operating activities	244,605	198,854
Cash flow from investing activities:
Purchases of marketable securities	(306,812)	(178,788)
Sales and maturities of marketable securities	242,432	347,837
Purchases of property and equipment	(8,786)	(15,361)
Purchases of intangible assets	—	(8,620)
Net cash (used in) provided by investing activities	(73,166)	145,068
Cash flow from financing activities:
Repurchase of common stock	(170,800)	(317,344)
Proceeds from exercise of stock options	45,576	24,483
Payments for taxes related to net share settlement of equity awards	(22,346)	(17,615)
Proceeds from issuance of common stock through employee stock purchase plan	6,077	4,445
Net cash used in financing activities	(141,493)	(306,031)
Net increase in cash, cash equivalents and restricted cash	29,946	37,891
Cash, cash equivalents and restricted cash at beginning of period	176,419	138,528
Cash, cash equivalents and restricted cash at end of period	$206,365	$176,419

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$40,593	$28,326	$151,595	$107,992
Net income as a percentage of revenues	28%	22%	27%	22%
Depreciation and amortization of property and equipment	5,080	7,688	23,904	28,936
Amortization of intangible assets	771	1,161	3,087	5,686
Income tax provision	6,999	6,071	27,056	25,708
Stock-based compensation	18,519	15,551	69,079	53,408
Total other income, net	(6,123)	(3,724)	(15,582)	(3,153)
Adjusted EBITDA	$65,839	$55,073	$259,139	$218,577
Adjusted EBITDA as a percentage of revenues	46%	42%	47%	45%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Cost of revenues	$27,130	$27,748	$107,485	$102,788
Less: Stock-based compensation	(2,045)	(1,567)	(7,300)	(5,305)
Less: Amortization of intangible assets	(746)	(1,076)	(2,987)	(5,347)
Non-GAAP Cost of revenues	$24,339	$25,105	$97,198	$92,136
GAAP Gross profit	$117,440	$103,101	$446,973	$386,935
Plus: Stock-based compensation	2,045	1,567	7,300	5,305
Plus: Amortization of intangible assets	746	1,076	2,987	5,347
Non-GAAP Gross Profit	$120,231	$105,744	$457,260	$397,587
GAAP Research and development	$27,471	$27,810	$110,472	$101,186
Less: Stock-based compensation	(5,357)	(4,521)	(21,091)	(14,585)
Less: Amortization of intangible assets	(25)	(85)	(100)	(339)
Non-GAAP Research and development	$22,089	$23,204	$89,281	$86,262
GAAP Sales and marketing	$31,941	$28,302	$111,691	$97,221
Less: Stock-based compensation	(3,654)	(3,007)	(12,234)	(9,837)
Non-GAAP Sales and marketing	$28,287	$25,295	$99,457	$87,384
GAAP General and administrative	$16,559	$16,316	$61,741	$57,981
Less: Stock-based compensation	(7,463)	(6,456)	(28,454)	(23,681)
Non-GAAP General and administrative	$9,096	$9,860	$33,287	$34,300
GAAP Operating expenses	$75,971	$72,428	$283,904	$256,388
Less: Stock-based compensation	(16,474)	(13,984)	(61,779)	(48,103)
Less: Amortization of intangible assets	(25)	(85)	(100)	(339)
Non-GAAP Operating expenses	$59,472	$58,359	$222,025	$207,946
GAAP Income from operations	$41,469	$30,673	$163,069	$130,547
Plus: Stock-based compensation	18,519	15,551	69,079	53,408
Plus: Amortization of intangible assets	771	1,161	3,087	5,686
Non-GAAP Income from operations	$60,759	$47,385	$235,235	$189,641
GAAP Net income	$40,593	$28,326	$151,595	$107,992
Plus: Stock-based compensation	18,519	15,551	69,079	53,408
Plus: Amortization of intangible assets	771	1,161	3,087	5,686
Less: Tax adjustment	(7,046)	(6,187)	(25,615)	(20,563)
Non-GAAP Net income	$52,837	$38,851	$198,146	$146,523
GAAP Net income per share:
Basic	$1.10	$0.75	$4.11	$2.81
Diluted	$1.08	$0.74	$4.03	$2.74
Non-GAAP Net income per share:
Basic	$1.43	$1.03	$5.37	$3.81
Diluted	$1.40	$1.01	$5.27	$3.72
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,845	37,781	36,879	38,453
Diluted	37,748	38,480	37,602	39,344

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2023	2022
GAAP Cash flows provided by operating activities	$244,605	$198,854
Less:
Purchases of property and equipment, net of proceeds from disposal	(8,786)	(15,361)
Non-GAAP Free cash flows	$235,819	$183,493

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended December 31,
	2023	2022
GAAP Revenue	$144,570	$130,849
GAAP Revenue growth compared to same quarter of prior year	10%	19%
Plus: Current deferred revenue at December 31	333,267	293,728
Less: Current deferred revenue at September 30	(307,179)	(278,947)
Non-GAAP Calculated current billings	$170,658	$145,630
Calculated current billings growth compared to same quarter of prior year	17%	12%